Exhibit 6a







                     DISTRIBUTION AGREEMENT

                       AMENDED SCHEDULE A

                       THE HOMESTATE GROUP




                        PORTFOLIO LISTING


             THE HOMESTATE PENNSYLVANIA GROWTH FUND

             THE HOMESTATE SELECT OPPORTUNITIES FUND

                    THE YEAR 2000 ("Y2K") FUND